UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2022

NEXALIN TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41507	27-5566468
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1776 Yorktown, Suite 550

Houston, TX 77056

(713) 660-1100

Registrant’s telephone number, including area code: (303) 219-9771

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NXL	The Nasdaq Stock Market LLC

Warrants, each exercisable for one share of Common Stock	NXLIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The Registration Statement on Form S-1 (SEC File Number 333-261989) (the “Registration Statement”) of Nexalin Technology, Inc. (the “Company”) related to its initial public offering under the Securities Act of 1933, as amended (the “Act”), was declared effective by the Securities and Exchange Commission on September 15, 2022.

On September 15, 2022, Nexalin Technology, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Maxim Group LLC (“Maxim” or the “Representative”), as representative of the underwriters set forth on Schedule 1 thereto (collectively, the “Underwriters”), relating to the Company’s public offering of units at a price to the public of $4.15 per unit (the “Offering”), each unit consisting of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and one Common Stock Purchase Warrant exercisable for three (3) years to purchase one share of Common Stock at an exercise price of $4.15 per share (the “Warrants”). Pursuant to the Underwriting Agreement, the Company sold to the Underwriters 2,315,000 units consisting of 2,315,000 shares of its Common Stock and 2,315,000 accompanying Warrants to purchase up to 2,315,000 shares of common stock.

Under the Underwriting Agreement, the Company agreed to grant the Underwriters’ a 45-day over-allotment option to purchase 347,250 additional shares of Common Stock and 347,250 additional Warrants.

The Underwriting Agreement (as defined below) includes customary representations, warranties and covenants by the Company. It also provides that the Company will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make because of any of those liabilities.

Closing of the Offering is expected to occur on Tuesday, September 20, 2022, subject to usual and customary closing conditions, including the accuracy of representations and warranties contained in the Underwriting Agreement and delivery of required closing opinions of counsel.

On Friday, September 16, 2022, the Company’s Common stock and Warrants commenced trading on the Capital Markets tier of the Nasdaq Stock Market under the symbols “NXL” and “NXLIW”, respectively.

The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement dated September15, 2022. A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 to this Current Report on Form 8-K (this “Report”) and is incorporated herein by reference. The provisions of the Underwriting Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement and are not intended as a document for investors or the public to obtain factual information about the current state of affairs of the Company.

Item 8.01 Other Information.

On September 15, 2022 the Company issued press releases announcing the pricing of the Offering and the closing of the Offering, respectively. A copy of the press releases is attached as Exhibit 99.1, to this Report and are incorporated herein by reference.

A final prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov. The offering is being made only by means of a prospectus forming part of the effective registration statement. Electronic copies of the prospectus relating to this offering, when available, may be obtained from Maxim Group LLC, 300 Park Avenue, 16th Floor, New York, New York 10022, at (212) 895-3745. Before investing in this offering, interested parties should read in its entirety the Registration Statement that the Company has filed with the SEC, which provides additional information about the Company and this offering.

The information disclosed under this Item 8.01, including Exhibit 99.1, is being furnished for informational purposes only and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference in any filing under the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of September 15, 2022 between the Registrant and Maxim Group LLC

99.1	Press Release dated September 15, 2022

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NEXALIN TECHNOLOGY, INC.

By;	/s/ Mark White
Mark White
Chief Executive Officer

Dated: September 16, 2022

3